Exhibit 99.1

Contact:	John L. Morgan
763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION’S BOARD

AUTHORIZES 500,000 SHARE REPURCHASE

Minneapolis, MN (August 25, 2005)  - Winmark Corporation (Nasdaq: WINA) announced today that its Board of Directors has authorized a 500,000 share repurchase in addition to the approximately 40,000 shares remaining under an existing Board authorization.  The new authorization is equal to approximately 8 percent of Winmark’s shares outstanding as of August 4, 2005.  Since 1995, Winmark has repurchased 2.96 million shares at an average price of $11.97 per share.

Winmark Corporation provides financial services and develops franchises for retail stores that buy, sell, trade and consign used and new merchandise.  At June 25, 2005, there were 797 franchise and retail stores in operation under the Company’s brands and an additional 40 franchises awarded but not open.  Of the stores in operation, there were 404 Play It Again Sports®, 210 Once Upon A Child®, 142 Plato’s Closet® and 41 Music Go Round® stores.